Exhibit 3.174

STAMP

ARTICLES OF INCORPORATION

OF

HARVEYS C.C. MANAGEMENT COMPANY, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, for the purpose of association to establish a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation in writing.

AND WE DO HEREBY CERTIFY:

FIRST: The name of the corporation is:

HARVEYS C.C. MANAGEMENT COMPANY, INC.

SECOND: The resident agent of the Corporation shall be SCARPELLO & ALLING, LTD. The address of the registered office where process may be served upon the Corporation is 276 Kingsbury Grade, Suite 2000, City of Stateline, County of Douglas, State of Nevada, 89449. The Corporation may, from time to time, in the manner provided by law, change the resident agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

THIRD: The Corporation may engage in any lawful activity.

FOURTH: The total authorized capital stock of the Corporation shall be two thousand five hundred (2,500) shares of stock, with no par value. Such stock may be issued by the Corporation from time to time by the Board of Directors thereof. All of those shares shall be of one class, without series or other distinction, and shall be designated as common stock.

FIFTH; No director or officer of this Corporation shall be liable to the Corporation or its stockholders for any breach of fiduciary duty as officer or director of the Corporation. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

SIXTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or of any corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against all expenses and other amounts for which indemnification may be made under law. Indemnification provided for herein shall be made at the times, in the manner and to the extent provided by law.

All expenses incurred by officers or directors in defending a civil or criminal action, suit or proceeding, must be paid by the Corporation as they are incurred in advance of a final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

SEVENTH: The members of the governing Board shall be styled directors, the number of directors shall not be less than one (1) pursuant to the terms of NRS 78.115. The names and post office addresses of the first Board of Directors, which shall consist of three (3) members is as follows:

NAME	ADDRESS
William B. Ledbetter	Post Office Box 128 Stateline, Nevada 89449

Thomas M. Yturbide	Post Office Box 128 Stateline, Nevada 89449

Charles Scharer	Post Office Box 128 Stateline, Nevada 89449

The number of directors of this Corporation may from time to time be increased or decreased as set forth herein by an amendment to the Bylaws in that regard, and without the necessity of amending these Articles of Incorporation.

EIGHTH: The names and addresses of the incorporators are as follows:

NAME	ADDRESS
Susan Hanshew	Post Office Box 3390 Stateline, Nevada 89449

Lisa Grady	Post Office Box 3390 Stateline, Nevada 89449

Foniah Pento	Post Office Box 3390 Stateline, Nevada 89449

NINTH: The capital stock of this Corporation, after the amount of the subscription price has been paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of the Corporation.

TENTH; This Corporation shall have perpetual existence.

ELEVENTH; These Articles of Incorporation may be amended only in compliance with Chapter 78 of the Nevada Revised Statutes.

DATED this 5th day of October 1993.

/s/ Susan Hanshew
SUSAN HANSHEW

/s/ Lisa Grady
LISA GRADY

/s/ Foniah Pento
FONIAH PENTO

STAMP

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HARVEYS C.C. MANAGEMENT COMPANY, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, for the purpose of association to establish a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation in writing.

AND WE DO HEREBY CERTIFY:

FIRST: The name of the corporation is:

HARVEYS C.C. MANAGEMENT COMPANY, INC.

SECOND: The resident agent of the Corporation shall be SCARPELLO & ALLING, LTD. The address of the registered office where process may be served upon the Corporation is 276 Kingsbury Grade, Suite 2000, City of Stateline, County of Douglas, State of Nevada, 89449. The Corporation may, from time to time, in the manner provided by law, change the resident agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

THIRD: The Corporation may engage in any lawful activity.

FOURTH: The total authorized capital stock of the Corporation shall be two thousand five hundred (2,500) shares of stock, with no par value. Such stock may be issued by the Corporation from time to time by the Board of Directors thereof. All of those shares shall be of one class, without series or other distinction, and shall be designated as common stock.

FIFTH: No director or officer of this Corporation shall be liable to the Corporation or its stockholders for any breach of fiduciary duty as officer or director of the Corporation. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, and knowing violation of law, or the payment of dividends in violation of NRS 78.300.

SIXTH: Any person made a party to an action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or of any corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against all expenses are other amounts for which indemnification may be made under law. Indemnification provided for herein shall be made at the times, in the manner and to the extent provided by law.

All expenses incurred by officers or directors in defending a civil or criminal action, suit or proceeding, must be paid by the Corporation as they are incurred in advance of a final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

SEVENTH: The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (a) the Corporation shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this Corporation is unsuitable to hold such securities or other voting interests, then the issuer of such voting securities or other voting interests may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person’s investment in the Corporation, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

EIGHTH: The members of the governing Board shall be styled directors, the number of directors shall not be less than one (1) pursuant to the terms of NRS 78.115. The names and post office addresses of the Board of Directors, which shall consist of three (3) members is as follows:

NAME	ADDRESS
William B. Ledbetter	Post Office Box 128 Stateline, NV 89449

John McLaughlin	Post Office Box 128 Stateline, NV 89449

Charles Scharer	Post Office Box 128 Stateline, NV 89449

The number of directors of this Corporation may from time to time be increased or decreased as set forth herein by an amendment to the Bylaws in that regard, and without the necessity of amending these Articles of Incorporation.

NINTH: The capital stock of this Corporation, after the amount of the subscription price has been paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of the Corporation.

TENTH: This Corporation shall have perpetual existence.

ELEVENTH: These Articles of Incorporation may be amended only in compliance with Chapter 78 of the Nevada Revised Statutes.

DATED this 16th day of December, 1996.

Harveys C.C. Management Company, Inc.

By:	/s/ Charles Scharer
Charles Scharer, President

By:	/s/ John McLaughlin
John McLaughlin, Treasurer

STATE OF NEVADA	)
	)	ss.
COUNTY OF DOUGLAS	)

On this 16th day of December, 1996, personally appeared before me, a Notary Public in and for said County and State, CHARLES SCHARER, known to me personally or proved to me on a satisfactory basis, having been first duly sworn, depose and say that he is the President of the foregoing Amended and Restated Articles of Incorporation, and that he executed the same, and that the statements contained therein are true as he verily believes, that he executed the instrument freely and voluntarily for the uses and purposes therein mentioned.

WITNESS my hand and official seal.

/s/ Connie M. Friedman
NOTARY PUBLIC

STAMP

ADDENDUM TO AMENDED AND RESTATED

ARTICLES OF INCORPORATION/SECRETARY’S CERTIFICATE

HARVEYS C.C. MANAGEMENT COMPANY, INC.

The undersigned, WILLIAM B. LEDBETTER, does hereby certify that:

1. He is the duly qualified and elected secretary of HARVEYS C.C. MANAGEMENT COMPANY, INC. (the “Company”).

2. The undersigned, as secretary of the Company, and CHARLES W. SCHARER, as president of the Company, were authorized to certify that Amended and Restated Articles of Incorporation dated December 16, 1996, to which this Certificate is attached as an addendum, by unanimous resolution adopted by the board of directors and sole shareholder dated December 16, 1996.

3. The name and post office box or street address of the original incorporators of the Company are Susan Hanshew, Lisa Grady and Foniah Pento, P.O. Box 3390, Stateline, Nevada 89449.

IN WITNESS WHEREOF, I have caused this certificate to be duly executed in my capacity at secretary of the Company as of the 7th day of January, 1997

/s/ William B. Ledbetter
WILLIAM B. LEDBETTER, Secretary

STATE OF NEVADA	)
	)	: ss.
COUNTY OF DOUGLAS	)

This instrument was acknowledged before me on Jan 7, 1997, by WILLIAM B. LEDBETTER as Secretary of HARVEYS C.C. MANAGEMENT COMPANY, INC.

/s/ Diane Booth Shevlin
Signature of Notarial Officer

My Commission expires on:10/98

[STAMP]